SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 8, 1998
(Date of earliest
event reported)

BOVIE MEDICAL CORPORATION
(Formerly known as An-Con Genetics, Inc.)
(exact name of registrant)

DELAWARE
(State or other Jurisdiction
of incorporation)

0-12183
(Commission
File Number)

11-2644611
(IRS Employer
Identification Number)

734 Walt Whitman Road
Melville, NY 11747
(address of principal executive officer)

Registrant's telephone number
including are code (516) 421-5452

One Huntington Quadrangle
Melville, NY  11747
 (former name or former address, if changed since last report)


THE INFORMATION TO BE INCLUDED IN THE REPORT.

Item 2. Acquisition of Assets.

On May 8, 1998, the Registrant entered into and consummated a strategic alliance agreement with Maxxim Medical, Inc., ("Maxxim"), a Delaware corporation the shares of which are listed on the New York Stock Exchange, which agreement provided for the acquisition by the Registrant of the trademark "Bovie", a supply, license and distributorship arrangement concerning electrosurgical devices and the acquisition of Maxxim's electrosurgical generator product line in exchange for 3,000,000 shares of common stock of The Registrant. More specifically, the agreement provides for
(a) an irrevocable royalty-free sub-license to Maxxim to use the "Bovie" name on any electrosurgical products marketed by Maxxim; (b) a 2-year exclusive distributorship in Maxxim to resell the Bovie electrosurgical generator product line anywhere in the world, and (c) a non-exclusive right to Maxxim to sell the Registrant products anywhere in the world. The distributorship arrangement provides for anticipated cooperation between Maxxim and the Registrant with respect to research and development of new products and Maxxim's option to become the exclusive distributor thereof. Maxxim also agreed to certain minimum purchase orders for the Bovie generator product line, the Aaron 1200 generators and other the Registrant products and accessories aggregating $3,000,000 during the initial 5-year term of the agreement, subject to quality control and the Registrant's ability to meet commercially reasonable purchase orders of Maxxim. Kenneth Davidson, the chairman of the Board of Maxxim, has been appointed a member of the Board of Directors of the Registrant.

 As consideration for the foregoing, the Registrant agreed to exchange 3,000,000 shares of common stock for the Bovie Electrosurgical Generator line, the "Bovie" trademark and tradename, and entered into agreements for the aforementioned supply, license, and distributorship arrangement involving Maxxim's commitments to purchase the Registrant's current and future products. Due to the Registrant's lack of sufficient authorized shares, in lieu of common stock, the Registrant has issued a secured convertible promissory note to Maxxim in the principal amount of $3,000,000 due on May 7, 2008, bearing interest at the rate of 1% above the prime lending rate in effect at Nations Banc Montgomery Securities LLC which provides for ten annual payments of principal and interest commencing May 7, 1999. Subject to approval of shareholders increasing the registrant's authorized capitalization, scheduled to take place no later than September 6, 1998, this note which is secured by the Registrant's equipment and machinery and inventory, will be exchanged for 3,000,000 shares of Common Stock of registrant. In the event, the shareholders fail to authorize the increase as requested, the Registrant will be forced to seek alternate financing to meet its obligations under the note. No assurance can be given it will be successful in such endeavor.

Item 7.  Financial Statements, Pro-Forma Financial Information and Exhibits.
                  (a) Financial Statements of Businesses Acquired.
                           (Not Applicable)

                  (b) Pro Forma Financial Information.
                           (Not Applicable)
Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant is duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bovie Medical Corporation
(Formerly known as An-Con Genetics, Inc.)



by   s/Andrew Makrides
   ----------------------------------------
         Andrew Makrides, President

Date:   February 12, 1999